EXHIBIT 23.1


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INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements Nos. 33-3-3040, 333-67581, 333-67581-01, 333-67581-02, 333-67581-03 and
333-67581-04 on Form S-3 and Registration Statements Nos. 33-3-3042, 33-3-3044, 333-27987 and 333-95497 on Form S-8 of UnionBanCal Corporation of our report dated January 16, 2002, appearing in this Annual Report on Form 10-K of UnionBanCal Corporation for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP


San Francisco, California
March 12, 2002